UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2008

PACIFIC COAST NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

California	000-51960	61-1453556

(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)	Identification Number)

905 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (949) 361-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2008, the employment agreement between Pacific Coast National Bancorp (the “Company”), Pacific Coast National Bank (the “Bank”) and Michael S. Hahn, President and Chief Executive Officer of the Company and the Bank, the employment agreement between the Bank and Terry A. Stalk, Executive Vice President and Chief Financial Officer of the Company and the Bank, and the change in control agreement between the Bank and David L. Adams, Executive Vice President, Chief Lending Officer and Interim Chief Credit Officer of the Bank, were amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.  Ms. Stalk’s employment agreement and Mr. Adams’ change in control agreement were also amended to increase the payments that will be made to them in the event of a change in control of the Company from 199% to 299% of their “base amount” (as defined under Section 280G of the Code).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC COAST NATIONAL BANCORP

Date: January 6, 2009	By:	/s/ Michael S. Hahn
Michael S. Hahn
President and Chief Executive Officer